Exhibit 99.2

Ceva, Inc. Q3 2025 Financial Results Conference Call - Prepared Remarks :: November 10, 2025

Ceva, Inc.

Third Quarter 2025 Financial Results Conference Call

Prepared Remarks of Amir Panush, Chief Executive Officer and
Yaniv Arieli, Chief Financial Officer

November 10, 2025

8:30 A.M. Eastern

Richard

Good morning everyone and welcome to Ceva’s third quarter 2025 earnings conference call. Joining me today on the call are Amir Panush, Chief Executive Officer, and Yaniv Arieli, Chief Financial Officer of Ceva.

Forward Looking Statements and Non-GAAP Financial Measures

Before handing over to Amir, I would like to remind everyone that today’s discussion contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of Ceva to differ materially from those expressed or implied by such forward-looking statements and assumptions.

Forward-looking statements include statements regarding our market positioning and industry trends, including with respect to embedding of AI across customer product lines and customer licensing of NPUs for AI interfacing, statements regarding demand for and benefits of our technologies, expectations regarding revenues, including higher royalty potential for AI agreements, and our financial goals and guidance regarding future performance. Ceva assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

We will also be discussing certain non-GAAP financial measures which we believe provide a more meaningful analysis of our core operating results and comparison of quarterly results. A reconciliation of non-GAAP financial measures is included in the earnings release we issued this morning and in the SEC filings section of our investors relations website at investors.ceva-ip.com.

Ceva, Inc. Q3 2025 Financial Results Conference Call - Prepared Remarks :: November 10, 2025

With that said, I’d like to turn the call over to Amir who will review our business performance for the quarter and provide some insight into our ongoing business.

Amir

Thank you, Richard, and good morning, everyone.

We are pleased to report a third quarter that exceeded our expectations on both revenue and non‑GAAP EPS, with revenue of $28.4 million and non‑GAAP EPS of $0.11.

In licensing, we secured several strategic agreements that reinforce our market‑leading position in wireless connectivity and accelerate our expansion in AI. This quarter was marked by strong execution across our core pillars - Connect, Sense, and Infer - and highlights the breadth and strength of our IP solution portfolio.

The most significant win this quarter was in AI, where Microchip, one of the world’s leading microcontroller and connectivity providers and whose products power billions of devices across industrial, consumer, automotive and other end markets - adopted our full NeuPro NPU portfolio for its future roadmap. This win is a strong proof point of a broader industry trend: major MCU and semiconductor vendors are embedding AI capabilities across their product lines, bringing more on‑device intelligence for performance, user experience, privacy and cost.

Selecting Ceva gives Microchip a complete portfolio of edge‑AI inference solutions - from ultra‑low‑power inference for MCUs to high‑performance AI in advanced systems - all under a unified software stack. This flexibility allows them to standardize AI deployments across industrial, automotive, consumer, communications and compute markets without compromising on power or cost.

Let me take a moment to talk about the role of NPUs in the broader AI ecosystem. At the end of the day, an NPU is an optimized compute engine for AI inference - just as CPUs orchestrate system control and GPUs accelerate graphics. Companies rarely reinvent CPUs or GPUs; they license proven processor IP and focus on system, integration and software differentiation. We believe NPUs will follow the same path. Licensing a proven and scalable NPU architecture delivers the performance and scalability customers need while freeing resources to focus on software, optimized models, and application-specific experiences.

Ceva, Inc. Q3 2025 Financial Results Conference Call - Prepared Remarks :: November 10, 2025

Ceva is uniquely positioned to lead this transition with a full‑range NPU portfolio, a unified software framework and tools, and a strong partner ecosystem. This enables customers to focus on differentiated models and experiences while we provide the scalable, proven technology foundation. Our recent NeuPro engagement with a leading MCU vendor is a powerful validation of this approach.

Beyond the NeuPro portfolio win, we signed three AI DSP agreements that broaden our reach across consumer electronics and automotive:

●	A leading global electronics brand is integrating our AI DSP into its next‑generation edge SoC family for home appliances, enabling vision, voice and contextual awareness in connected devices;

●	A high‑profile automotive customer expanded its use of Ceva AI DSPs and accelerators for centralized compute platforms now entering production; and

●	A new engagement with an innovative ADAS chiplet‑architecture company, strengthening our position in automotive.

AI processor licensing is now a meaningful and growing part of our business, contributing roughly one-third of licensing revenue in both the second and third quarters - the first time AI has had such a significant impact on our licensing mix. In addition, these AI agreements typically carry a higher royalty potential than our traditional licensing business, further enhancing long-term value.

Moving on to wireless connectivity, which represents a core pillar of our growth strategy, and a powerful cross‑sell engine into AI, we had another impactful quarter. We delivered wins in both established standards - Wi‑Fi 6 and Bluetooth 5 - and next‑generation standards. This quarter, a long‑term customer licensed our latest Wi‑Fi 7 and Bluetooth High Data Throughput IP for upcoming roadmaps. These standards offer higher throughput, lower latency and improved power efficiency, which are essential for advanced audio, wearables, robotics and broader Physical‑AI use cases. These transitions are not one‑off wins; they cement multi‑year royalty ramps as customers build on prior generations and continue forward with Ceva technologies as core enablers of connectivity and AI.

Ceva, Inc. Q3 2025 Financial Results Conference Call - Prepared Remarks :: November 10, 2025

By consistently delivering end‑to‑end, multi‑standard connectivity solutions together with advanced sensing and AI IP, we provide a unified foundation for intelligent, connected devices. This positions us as the de facto partner for next‑generation connectivity and strengthens our leadership as AI and sensing adoption expands across markets.

Turning to royalties, we delivered solid growth across most of our markets, with royalties up 6% year-over-year and 16% sequentially. Consumer IoT was a key driver, posting 9% year-over-year growth, supported by record shipments in cellular IoT and Wi-Fi. Our 5G RAN infrastructure customers also had a strong quarter, with revenues up 91% compared to last year. In automotive, two large semiconductor customers continued to ramp up volume shipments for ADAS solutions, based on our AI DSP, contributing to overall royalty growth in the quarter and beyond. Mobile royalties grew 4% year-over-year and 7% sequentially, driven by a recovering low-end smartphone segment. At the high end, our U.S. OEM customer launched a second smartphone model featuring its in-house 5G modem with Ceva technology, and as this model expands into more markets in the fourth quarter, we expect further royalty growth.

In summary, this quarter’s AI‑led licensing momentum and continued progress in wireless connectivity highlight the breadth and scalability of our IP across Sense, Connect and Infer. These wins strengthen our pipeline, increase visibility into future revenue streams, and reinforce Ceva’s role as a foundational technology provider for intelligent, connected and increasingly Physical AI devices.

Ceva, Inc. Q3 2025 Financial Results Conference Call - Prepared Remarks :: November 10, 2025

I’ll now hand the call over to Yaniv for the financials.

Yaniv

Thank you, Amir. I’ll now start by reviewing the results of our operations for the third quarter of 2025.

Revenue for the third quarter was $28.4 million, up 4% compared to $27.2 million for the same quarter last year and up 11% sequentially. The revenue breakdown is as follows:

Licensing and related revenue totaled $16.0 million, representing 56% of total revenue for the quarter. This reflects a 3% year-over-year increase and a 7% sequential increase. Licensing revenue for the first three quarters of 2025 reached $46.1 million, a 4% increase compared to $44.3 million in the same period of 2024. As Amir noted, this growth primarily reflects strong traction in AI, following multiple significant design wins for our NPUs and AI DSPs. AI processor licensing contributed roughly one-third of licensing revenue in both the second and third quarters, demonstrating solid momentum and strategic progress. These wins underscore the importance of our NeuPro NPU portfolio and AI DSP offerings as key growth drivers going forward.

Royalty revenue for the third quarter was $12.4 million, reflecting 44% of total revenues, a 16% sequential increase and a 6% increase year-over-year. Consumer IoT was a key driver, posting 9% year-over-year growth, supported by record shipments in cellular IoT and Wi-Fi.

Gross margin came slightly better than our guidance, at 88% on a GAAP basis and 89% on a non-GAAP basis, compared to 85% and 87%, respectively, a year ago.

Total GAAP operating expenses for the third quarter were $27.1 million, at the higher end of our guidance.

Total non-GAAP operating expenses for the third quarter, excluding equity-based compensation expenses, amortization of intangibles and related acquisition costs, were $22.1 million, at the higher end of our guidance, mainly due to higher employee benefit provisions associated with better financial results.

Ceva, Inc. Q3 2025 Financial Results Conference Call - Prepared Remarks :: November 10, 2025

Non-GAAP operating margins and income improved significantly over the first and second quarters of 2025, reaching 11% of revenue and $3.1 million, and higher than 8% and $2.1 million in the third quarter of 2024.

GAAP operating loss for the third quarter of 2025 was $2.1 million, as compared to GAAP operating loss of $2.6 million for the same period in 2024.

GAAP and non-GAAP taxes were $1.7 million, just below our guidance.

GAAP net loss for the third quarter of 2025 was $2.5 million and diluted loss per share was 10 cents, as compared to net loss of $1.3 million and diluted loss per share of 6 cent for the same period last year.

Non-GAAP net income and diluted income per share for the third quarter of 2025 was $2.7 million and 11 cents, respectively, representing 1 cent above street estimates. In the same period last year, net income was $3.4 million and diluted income per share was 14 cents.

With respect to other related data

Shipped units by Ceva licensees during the third quarter of 2025 were 579 million units, up 19% sequentially and up 11% year-over-year.

Of these:

●	69 million units, or 12%, were for mobile handset modems.

●	A record 510 million units were for IoT, up 13% year-over-year, with Consumer IoT reaching 500 million units and Industrial IoT totaling 10 million units.

●	Bluetooth shipments were 303 million units in the quarter, down 1% from 306 million in the third quarter of 2024.

Ceva, Inc. Q3 2025 Financial Results Conference Call - Prepared Remarks :: November 10, 2025

●	Cellular IoT shipments were an all-time record high of 68 million units, up 41% year-over-year.

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Wi-Fi shipments reached a record high of 82 million units, up 73% from 47 million units a year ago. Wi-Fi 6 shipments also set a new record, up 194% year-over-year, as customers continue to ramp deployment.

Our Wireless IP portfolio, which includes Bluetooth, Wi‑Fi, UWB, and cellular IoT, achieved its strongest royalty revenue quarter on record. These shipment and royalty trends reinforce the adoption of next-generation connectivity standards, which serve as the foundation for AI-enabled devices and position Ceva for multi-year royalty growth.

As for the balance sheet items

As of September 30, 2025, Ceva’s cash and cash equivalent balances, marketable securities and bank deposits were approximately $152 million. In the third quarter of 2025, we repurchased 40,295 shares for approximately $1 million. During all of 2025, we purchased approximately 340,000 shares for approximately $7.2 million. As of today, around 684,000 shares are available for repurchase under the repurchase program which was expanded in November 2024.

Our DSO for the third quarter of 2025 was 47 days; higher than last quarter but aligned to our norm and prior quarters.

During the third quarter, we used $5.9 million of cash from operating activities, ongoing depreciation and amortization was $1.2 million, and the purchase of fixed assets was $0.4 million.

At the end of the third quarter, our headcount was 434 people, of whom 353 are engineers.

Ceva, Inc. Q3 2025 Financial Results Conference Call - Prepared Remarks :: November 10, 2025

Now for the guidance

Our licensing business remains strong, supported by robust pipeline and deal flow across our three core pillars - Connect, Sense, and Infer. We’ve delivered six consecutive quarters with licensing revenue above $15 million, underscoring consistent execution. Royalty revenues typically strengthen in any given second half, and third quarter reflected this trend with 16% sequential growth and 6% year-over-year growth. Looking ahead, we expect continued seasonal momentum in the fourth quarter, driven by share gains at a U.S. OEM smartphone customer using our technology in its in-house 5G modem, and by strong ramps in Wi-Fi and cellular IoT.
We are maintaining our full-year revenue guidance as previously discussed and aligned with Street estimates for the year.

As for the fourth quarter:

●	Total revenue is expected to be in the range of $29 to $33 million.

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Gross margin is expected to remain high and be same as in the third quarter, approximately 88% on a GAAP basis and 89% on a non-GAAP basis, excluding an aggregate of $0.2 million of equity-based compensation expenses and $0.1 million amortization of acquired intangibles.

●

GAAP OPEX is expected to be higher than the third quarter, in the range of $27 million to $28 million. Of our anticipated total operating expenses for the third quarter, $4.7 million is expected to be attributable to equity-based compensation expenses, $0.2 million for amortization of acquired intangibles and $0.1 million for expenses related to a business acquisition.

●	Non-GAAP OPEX is also expected to be higher than the third quarter, in the range of $22 million to $23 million.

●	Net interest income is expected to be approximately $1.5 million.

●	Taxes for the third quarter are expected to be approximately $1.8 million.

●	Share count for the third quarter is expected to be 25.8 million shares.

Ceva, Inc. Q3 2025 Financial Results Conference Call - Prepared Remarks :: November 10, 2025

Operator: You can now open the Q&A session

Closing Remarks: Amir

On behalf of the Ceva team, thank you for joining us today. With AI now contributing over a third of licensing revenue and connectivity shipments hitting record highs, we are well positioned for sustainable growth and expanding our role as a foundational technology provider for intelligent, connected devices. We look forward to meeting many of you during the third quarter at investor conferences.

Richard, I’ll hand over to you to wrap it up.

Wrap Up:

Thank you, Amir. As a reminder, the prepared remarks for this conference call are filed as an exhibit to the Current Report on Form 8-K and accessible through the investor section of our website. With regards to upcoming events, we will be participating in the following conferences:

-	14th Annual ROTH Technology Conference, November 19 in New York

-	UBS Global Technology and AI Conference, December 2 in Scottsdale, Arizona

-	Northland Growth Conference, December 16, being held virtually

Further information on these events and all events we will be participating in can be found on the investors section of our website.

Thank you and goodbye